Registration Number 33-____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                          JACK HENRY & ASSOCIATES, INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                                            43-1128385
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)
                        663 West Highway 60, P.O. Box 807
                             Monett, Missouri  65708
                                 (417) 235-6652

     (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                   Peerless Group, Inc. 1997 Stock Option Plan
          Peerless Systems, Inc. Amended and Restated Stock Option Plan
 Peerless Group, Inc. Non-Qualified Stock Option Agreement with John C. Andrews Peerless Group, Inc. Non-Qualified Stock Option Agreement with Allen D. Fleener
  Peerless Group, Inc. Non-Qualified Stock Option Agreement with David O Connor Peerless Group, Inc. Non-Qualified Stock Option Agreement with Jane C. Walsh

                            (Full title of the plan)

       Michael E. Henry, Chairman of the Board and Chief Executive Officer
                          JACK HENRY & ASSOCIATES, INC.
                          663 Highway 60, P.O. Box 807,
                             Monett, Missouri  65708
                                 (417) 235-6652

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                   Copies to:
      Robert T. Schendel, Esq.                       Mr. Terry W. Thompson
  Shughart, Thomson & Kilroy, P.C.                  Chief Financial Officer
       Twelve Wyandotte Plaza                    Jack Henry & Associates, Inc.
   120 West 12th Street, Suite 1600          663 West Highway 60, P.O. Box 807
     Kansas City, Missouri  64105                 Monett, Missouri 65708


                         CALCULATION OF REGISTRATION FEE

                                       Proposed       Proposed
                         Amount        maximum        Maximum
      Title of           to be         offering      aggregate      Amount of
     securities      registered(1)      price          offering    registration
  to be registered                     per share      price(2)         fee
                                         (2)
   Common Stock,
   $.01 par value        56,250         $45.00       $2,531,250      $703.69
                     shares

/TABLE

__________________

(1) Being registered hereby are 56,250 shares of common stock, par value $.01 per share ( Common Stock ), of Jack Henry & Associates, Inc. (the Registrant ), issuable pursuant to the Peerless Group, Inc. 1997 Stock Option Plan, Peerless Systems Inc. Amended and Restated Stock Option Plan, the Stock Option Agreement between John C. Andrews and Peerless, the Stock Option Agreement between Allen D. Fleener and Peerless, the Stock Option Agreement between David O Connor and Peerless, and the Stock Option Agreement between Jane C. Walsh and Peerless. At the effective time of the transaction contemplated by the Agreement and Plan of Merger, among the Registrant, Peerless Acquisition Corp. and Peerless, dated as of August 18, 1998 (the Merger ), all options to purchase share of the common stock, par value $.01 per share, of Peerless, whether vested or unvested, issued under the Plans prior to the effective date of the Merger, have been converted into options to purchase shares of the Registrant s Common Stock.

(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) and (c). The proposed maximum offering price per share was determined based upon the average of the high and low prices per share of the Registrant s Common Stock on December 16, 1998, as reported on the NASDAQ National Market System.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The documents containing information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the Securities Act ). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the Commission ) either as part of this Registration Statement (the
 Registration Statement ) or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Certain Documents by Reference.

      This Registration Statement incorporates documents by reference which are not presented herein or delivered herewith. Jack Henry & Associates, Inc. (the
 Registrant ) will provide without charge to each person to whom this Registration Statement is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Registration Statement incorporates). Oral or written requests for Registrant s documents should be directed to Jack Henry & Associates, Inc. 663 Highway 60, P.O. Box 807, Monett, Missouri 65708,
Attention: Terry W. Thompson, Chief Financial Officer, telephone number (417) 235-6652.

      The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

      a.    The Registrant's latest Annual Report on Form 10-K.

      b. All other reports filed by the Registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the Exchange Act ) since the end of the fiscal year covered by the annual report referred to in (a) above.

      c. The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statements filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, to constitute a part of this Registration Statement. This Registration Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference, except to the extent set forth in the immediately preceding statement.

Item 4.     Description of Securities.

      Not applicable. The Registrant s Common Stock has been registered pursuant to Section 12 of the Exchange Act.

Item 5.     Interests of Named Experts and Counsel.

      Not applicable.

Item 6.     Indemnification of Directors and Officers.

      Indemnification. Section 145 of the DGCL permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Article Eleventh of the Registrant s Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against liability they may incur in their capacities as such to the fullest extent permitted by the DGCL.

      The Registrant has entered into indemnification agreements with its directors and officers. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses incurred in connection with the defense or settlement of any proceeding brought against them by reason of the fact that they were directors or officers of the Registrant.

      Insurance. The Registrant has in effect directors' and officers' liability insurance with a limit of $1,000,000 and fiduciary liability insurance with a limit of $1,000,000. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.


Item 7.     Exemption from Registration Claimed.

      Not applicable. No restricted securities have been or will be reoffered or resold pursuant to this Registration Statement.

Item 8.     Exhibits.

      The exhibits to the Registration Statement are listed in the Exhibit Index elsewhere herein.

Item 9.     Undertakings.

      (1)   The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        Provided, however, that paragraph (a)(1)(i) and
                        (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.



                                  [END OF PAGE]

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monett, State of Missouri, on December 17, 1998.

                                    JACK HENRY & ASSOCIATES, INC.,
                                    Registrant



                                    By    /s/ Michael E. Henry

                                    Michael E. Henry, Chairman of the Board

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      The undersigned directors and officers of Jack Henry & Associates, Inc. each hereby constitute Michael E. Henry and Michael R. Wallace, and each of them, as our true and lawful attorneys with full power to sign any and all amendments to this Registration Statement in our names and in the capacities indicated below to enable Jack Henry & Associates, Inc. to comply with the requirements of the Securities Act, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, on any and all amendments to this Registration Statement.


SIGNATURE AND NAME            CAPACITY                            DATE




 /s/ Michael E. Henry     Chairman of the Board, Chief       December 17, 1998
Michael E. Henry          Executive Officer and Director



 /s/ Michael R. Wallace  President, Chief Operating Officer  December 17, 1998
Michael R. Wallace        and Director



 /s/ Terry W. Thompson    Vice President, Treasurer and Chief December 17, 1998
Terry W. Thompson         Financial Officer (Principal Accounting
                          Officer)


SIGNATURE AND NAME            CAPACITY                            DATE



 /s/ John W. Henry        Vice Chairman, Senior Vice         December 17, 1998
John W. Henry             President and Director



 /s/ Jerry D. Hall        Executive Vice President           December 17, 1998
Jerry D. Hall                 and Director



 /s/ James J. Ellis           Director                       December 17, 1998
James J. Ellis



 /s/ Burton O. George     Director                           December 17, 1998
Burton O. George



 /s/ George R. Curry      Director                           December 17, 1998
George R. Curry

                                  EXHIBIT INDEX



                  Exhibit
                  Number            Exhibit

                     5.1      Opinion of Shughart Thomson &
                              Kilroy, P.C. regarding  the legality
                              of the securities being registered

                    23.1      Consent of Shughart Thomson &
                              Kilroy, P.C. (included in Exhibit
                              5.1)

                    23.2      Consent of Baird, Kurtz & Dobson

                    23.3      Consent of Deloitte & Touche LLP



                                   EXHIBIT 5.1


                  [OPINION OF SHUGHART THOMSON & KILROY, P.C.]


Jack Henry & Associates, Inc.
663 Hwy. 60
P.O. Box 807
Monett, Missouri  65708

Gentlemen:

      At your request, we have examined the Registration Statement on Form S-8 (the Registration Statement ) to which this letter is attached as Exhibit 5.1 filed by Jack Henry & Associates, Inc., a Delaware corporation ( the Company ), in order to register under the Securities Act of 1933, as amended (the Act ), 56,250 shares of Common Stock, $0.01 par value per share (the Shares ), of the Company issuable pursuant to the Amended and Restated Stock Option Plan, and the Stock Option Agreements between Peerless Group, Inc. and John C. Andrews, Allen
D. Fleener, David O Connor and Jane C. Walsh (the  Plans ).

      We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plans, the Shares will be validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                                    Respectfully submitted,

                                    SHUGHART THOMSON & KILROY, P.C.



Dated: December 17, 1998

                                  EXHIBIT 23.1

                        CONSENT OF BAIRD, KURTZ & DOBSON






      We consent to incorporation by reference in this Registration Statement of Jack Henry & Associates, Inc. and Subsidiaries (the Company ) on Form S-8, for the Peerless Group, Inc. 1997 Stock Option Plan, Peerless Systems, Inc. Amended and Restated Stock Option Plan and the Peerless Group, Inc. Non-Qualified Stock Option Agreements with John C. Andrews, Allen D. Fleener, David A. O Connor and Jane C. Walsh, of our report dated August 22, 1996, appearing in the annual report on Form 10-K of the Company for the year ended June 30, 1998.



                                    BAIRD, KURTZ & DOBSON

Joplin, Missouri
December 17, 1998




                                  EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP








INDEPENDENT AUDITORS  CONSENT

We consent to the incorporation by reference in this Registration Statement of Jack Henry & Associates, Inc. on Form S-8, for the Peerless Group, Inc. 1997 Stock Option Plan, Peerless Systems, Inc. Amended and Restated Stock Option Plan and the Peerless Group, Inc. Non-Qualified Stock Option Agreements with John C. Andrews, Allen D. Fleener, David A. O Connor and Jane C. Walsh, of our report dated August 18, 1998, appearing in the Annual Report on Form 10-K of Jack Henry & Associates, Inc. for the years ended June 30, 1998 and 1997.




                                    DELOITTE & TOUCHE LLP

St. Louis, Missouri
Dated December 17, 1998